Exhibit 3.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	KATHLEEN ASSAF

This Notice of Articles was issued by the Registrar on: November 4, 2026 01:34 PM Pacific Time

Incorporation Number:    BC0234916

Recognition Date:  Incorporated on May 19, 1981

NOTICE OF ARTICLES

Name of Company:

MENTARI THERAPEUTICS, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:

1800 - 510 WEST GEORGIA STREET

VANCOUVER BC V6B 0M3

CANADA

Delivery Address:

1800 - 510 WEST GEORGIA STREET

VANCOUVER BC V6B 0M3

CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

1800 - 510 WEST GEORGIA STREET

VANCOUVER BC V6B 0M3

CANADA

Delivery Address:

1800 - 510 WEST GEORGIA STREET

VANCOUVER BC V6B 0M3

CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Klompas, Neil

Mailing Address: 42 - 11291 7TH AVENUE RICHMOND BC V7E 4J3 CANADA	Delivery Address: 42 - 11291 7TH AVENUE RICHMOND BC V7E 4J3 CANADA

Last Name, First Name, Middle Name:
Bathery, John

Mailing Address: 189 SYCAMORE DRIVE	Delivery Address: 189 SYCAMORE DRIVE
HAWTHORN WOODS IL 60047 UNITED STATES	HAWTHORN WOODS IL 60047 UNITED STATES

Last Name, First Name, Middle Name:
Hull, Andrew

Mailing Address: 1445 - 885 WEST GEORGIA STREET	Delivery Address: 1445 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3E8 CANADA	VANCOUVER BC V6C 3E8 CANADA

Last Name, First Name, Middle Name: Adams, Eric A

Mailing Address:	Delivery Address:
1445 - 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8	1445 - 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8
CANADA	CANADA

Last Name, First Name, Middle Name:
Lemerond, Nicole

Mailing Address: 3 MURRAY HILL ROAD	Delivery Address: 3 MURRAY HILL ROAD
SCARSDALE NY 10583 UNITED STATES	SCARSDALE NY 10583 UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

March 24, 2017

November 4, 2026

AUTHORIZED SHARE STRUCTURE

Page: 2 of 3

1. No Maximum	Common Shares	Without Par Value

With Special Rights or Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value

With Special Rights or Restrictions attached

3. No Maximum	Series A Non-Voting Preferred Shares	Without Par Value

With Special Rights or Restrictions attached

Page: 3 of 3

RECEIVED FOR DEPOSIT AT THE

RECORDS OFFICE ON NOVEMBER 20, 2020

INMED PHARMACEUTICALS INC.

(the “Company”)

EXTRACT OF MINUTES OF ANNUAL AND SPECIAL MEETING

BY THE SHAREHOLDERS OF THE COMPANY

ON THE 20TH DAY OF NOVEMBER, 2020

“Approval of Amendment to Articles

BE IT RESOLVED, as a special resolution, THAT:

1.	Section 11 .3 of the Articles of InMed Pharmaceuticals Inc. (the “Company”) be deleted in its entirety and replaced with the following:

“11.3 Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.”

2.

Pursuant to section 259 of the British Columbia Business Corporations Act, the alteration of Article 11.3 of the Articles of the Company shall not take effect until a copy of this resolution is received for deposit at the Company’s records office.”

CERTIFIED effective as of the 20th day of November, 2020.

/s/ Bruce Colwill
Name:	Bruce Colwill
Title:	CFO and Corporate Secretary

RECORD RECEIVED FOR DEPOSIT ON MARCH 24, 2017

NOTICE OF ALTERATION FILED ON MARCH 24, 2017

INMED PHARMACEUTICALS INC.

(the “Company”)

EXTRACT OF SPECIAL RESOLUTIONS APPROVED AND PASSED BY A SPECIAL MAJORITY OF THE SHAREHOLDERS OF THE COMPANY, ENTITLED TO VOTE THEREON AT A SPECIAL MEETING HELD ON MARCH 24, 2017

“ALTERATION TO SHARE STRUCTURE

BE IT RESOLVED, as a special resolution, THAT:

I.	The authorized share structure of InMed Pharmaceuticals Inc. (the “Company”) be altered by:

(a)	cancelling the 20,000,000 Class “A” Preference shares with a par value of $50.00 each (the “Class A Shares”), none of which are issued and outstanding;

(b)	cancelling the 20,000,000 Class “B” Preference shares with a par value of $250.00 each (the “Class B Shares”), none of which are issued and outstanding;

(c)	abrogating the special rights or restrictions attaching to the Class A Shares and the Class B Shares;

(d)	creating an unlimited number of preferred shares without par value (the “Preferred Shares”);

(e)

attaching to the common shares without par value and the Preferred Shares, the special rights or restrictions set out in Articles 27 and 28 of the Amended and Restated Articles of the Company attached as Appendix A to the information circular of the Company dated February 22, 2017.

2.	The Notice of Articles of the Company be altered to reflect the alterations authorized by the preceding resolution.

3.

Pursuant to section 257 of the British Columbia Business Corporations Act, the alteration of the authorized share structure of the Company shall not take effect until a copy of these resolutions are received for deposit at the Company’s records office and a Notice of Alteration identifying the date of these resolutions has been filed with the Registrar of Companies.

4.

Any one director or officer of the Company be authorized to execute and deliver all such documents and instruments including a Notice of Alteration, and to do such further acts, as may be necessary to give full effect to these resolutions or as may be required to carry out the full intent and meaning thereof.

5.	The directors of the Company be and are authorized to revoke this ordinary resolution before it is acted on without further approval of the Shareholders.

ALTERATIONS TO THE ARTICLES

BE IT RESOLVED, as a special resolution, THAT:

1.

The existing Articles of InMed Pharmaceuticals Inc. (the “Company”) be abrogated and amended and restated substantially in the form of the Amended and Restated Articles attached as Appendix A to the information circular of the Company dated February 22, 2017 (the “Circular”).

2.

Pursuant to section 259 of the British Columbia Business Corporations Act (the “BCBCA”), the alteration of Articles 27 and 28 of the Articles of the Company set forth in the form of the Amended and Restated Articles attached as Appendix A to the Circular shall not take effect until a copy of this resolution is received for deposit at the Company’s records office and a Notice of Alteration identifying the date of this resolution has been filed with the Registrar of Companies.

3.

Pursuant to section 259 of the BCBCA, all other alterations of the Articles of the Company set forth in the form of the Amended and Restated Articles attached as Appendix A to the Circular shall not take effect until a copy of this resolution is received for deposit at the Company’s records office.

4.

Any one director or officer of the Company be authorized to execute and deliver all such documents and instruments, including a Notice of Alteration, and to do such further acts, as may be necessary to give full effect to this resolution or as may be required to carry out the full intent and meaning thereof.

The directors of the Company be and are authorized to revoke this special resolution before it is acted on without further approval of the Shareholders.”

Certified True and Correct this 24th day of March, 2017.

/s/ Eric A. Adams
Eric A. Adams
President and CEO

Appendix A

Incorporation number: BC02349I6

INMED PHARMACEUTICALS INC.

(the “Company”)

ARTICLES

1.	INTERPRETATION	l
2.	SHARES AND SHARE CERTIFICATES	2
3.	ISSUE OF SHARES	3
4.	SHARE REGISTERS	4
5.	SHARE TRANSFERS	4
6.	TRANSMISSION OF SHARES	6
7.	ACQUISITION OF COMPANY’S SHARES	6
8.	BORROWING POWERS	6
9.	ALTERATIONS	7
10.	MEETINGS OF SHAREHOLDERS	8
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	10
12.	VOTES OF SHAREHOLDERS	13
13.	DIRECTORS	17
14.	ELECTION AND REMOVAL OF DIRECTORS	18
15.	ALTERNATE DIRECTORS	23
16.	POWERS AND DUTIES OF DIRECTORS	24
17.	INTERESTS OF DIRECTORS AND OFFICERS	24
18.	PROCEEDINGS OF DIRECTORS	25
19.	EXECUTIVE AND OTHER COMMITTEES	28
20.	OFFICERS	29
21.	INDEMNIFICATION	30
22.	DIVIDENDS	31
23.	ACCOUNTING RECORDS AND AUDITOR	32
24.	NOTICES	32
25.	SEAL	34
26.	PROHIBITIONS	35
27.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE COMMON SHARES	35
28.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE PREFERRED SHARES	36

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“appropriate person” has the meaning assigned in the Securities Transfer Act;

(2)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)	“legal personal representative” means the personal or other legal representative of a shareholder;

(6)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(7)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(8)	“seal” means the seal of the Company, if any;

(9)

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

(10)

“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict or inconsistency between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled upon request and without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment (an “Acknowledgment”) of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or Acknowledgment and delivery of a share certificate or Acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or Acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or Acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or Acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(I)	order the share certificate or Acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or Acknowledgment, as the case may be.

2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(I)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	satisfies any other reasonable requirements imposed by the Company.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

Subject to the Business Corporations Act and the Securities Transfer Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)

in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(2)	in the case of an Acknowledgment, as defined in Article 2.3, in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered,

made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(3)

in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(4)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the Acknowledgment, as defined in Article 2.3, deposited with the instrument of transfer:

(I)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or any Acknowledgment, as defined in Article 2.3, in respect of a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of s. 87 of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.	ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(I)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(I)	by directors’ resolution:

(i)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares; or

(ii)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

and, if applicable, alter its Articles and Notice of Articles accordingly; or

(2)	by ordinary resolution:

(i)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; or

(ii)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

and, if applicable, alter its Articles and Notice of Articles accordingly; or

(3)	by special resolution:

(i)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(ii)	alter the identifying name of any of its shares; or

(iii)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Articles and Notice of Articles accordingly.

9.2	Special Rights or Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(I)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and, if applicable, alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name and may adopt or change any translation of that name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders to be held at such time and place as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a special resolution or a special separate resolution and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5	Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(I)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(I)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(I)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

I	1.5 Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

1	I. 7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a

meeting of shareholders:

(1)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24	Ordinary Resolution

Unless the Business Corporations Act or these Articles otherwise provide, any action that must or may be taken or authorized by the shareholders may be taken or authorized by an ordinary resolution.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee m bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(I)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(i)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(ii)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)

the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

12.7	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.8 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.8	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.9	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)

unless the notice provides otherwise, be received at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company] (the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

(Signature of shareholder]

[Name of shareholder-printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

12.16	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by directors’ resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by directors’ resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

Subject to applicable securities laws and the rules of any stock exchange on which the securities of the Company are from time to time listed and posted for trading, at every annual general meeting and in every unanimous resolution contemplated by Article 10.2, in each case, in respect of which shareholders are asked to vote on the election of directors:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles;

(2)

each director shall be elected for a term expiring no later than immediately prior to the election or appointment of directors under paragraph (I) at the third annual general meeting of the shareholders following his or her election; and

(3)

at each future annual general meeting, each director who has reached the expiration of the term for which he or she was elected, shall cease to hold office immediately before the election or appointment of directors under paragraph(!), but is eligible for re-election or re-appointment at such annual general meeting.

14.2	Nominations of Directors

(1)

Only persons who are nominated in accordance with the procedures set out in this Article 14.2 shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors of the Company may be made at any annual general meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the Business Corporations Act or pursuant to a requisition of the shareholders made in accordance with the Business Corporations Act; or

(c)	by any shareholder:

(i)

who, at the close of business on the date of the giving of the notice provided for below in this Article 14.2 and on the record date for notice of such meeting, is entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting on the election of directors (a “Nominating Shareholder”); and

(ii)	who complies with the notice procedures set forth in this Article 14.2.

(2)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof (in accordance with this Article 14.2) and in proper written form (in accordance with this Article 14.2) to the secretary of the Company at the principal executive offices of the Company.

(3)	To be timely, a Nominating Shareholder’s notice to the Company must be made:

(a)

in the case of an annual general meeting, not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders provided, however, in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the I 5th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

Notwithstanding the provisions of this Article 14.2, in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(4)	To be in proper written form, a Nominating Shareholder’s notice to the Company must set forth:

(a)	if the Nominating Shareholder is not the beneficial owner of the shares, the identity of the beneficial owner and the number of shares held by that beneficial owner;

(b)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)	the name, age and address of the person;

(ii)	the principal occupation or employment of the person;

(iii)

the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(iv)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and applicable securities laws; and

(c)

as to the Nominating Shareholder giving the notice, any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company on the election of directors and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and applicable securities laws.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable securities laws and the rules of any stock exchange on which the securities of the Company are then listed for trading or that could be material to a reasonable shareholder’s understanding of such independence, or lack thereof, of such proposed nominee.

(5)

Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Company, no person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.2; provided, however, that nothing in this Article 14.2 shall be deemed to preclude discussion by a shareholder or proxy holder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxy holder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Article 14.2 have been satisfied.

(6)

If and for so long as the Company is not a public company, for the purposes of this Article 14.2 “public announcement” shall mean disclosure by notice to shareholders in accordance with Article 24 of these Articles. If and for long as the Company is a public company, for the purposes of this Article 14.2, “public announcement” shall mean disclosure in a news release reported by a national news service in Canada, or in a document publicly filed by the Company under its issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

(7)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 14.2 may only be given by personal delivery or facsimile transmission (at such contact information as set out on the Company’s issuer profile on the System for Electronic Document Analysis and Retrieval, provided however, that so long as the Company is not a public company, the contact information for the Company shall be the registered office of the Company as set out in the most recent Notice of Articles filed with the Registrar of Companies), and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the principal executive offices of the Company or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or transmission is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or transmission shall be deemed to have been made on the next following day that is a business day.

(8)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 14.2.

14.3	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.4	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.5	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.6	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.7	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.8	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.9	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(I)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.10	Ceasing to be a Director

A director ceases to be a director when:

(I)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.11	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.12	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(I)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointer ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointer revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.	POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17.	INTERESTS OF DIRECTORS AND OFFICERS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(I)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(I)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article I 8.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1 or as provided in Article 18.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director or, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 18.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board of directors all of the directors’ powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(I)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (I) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.	OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(l)	determine the functions and duties of the officer;

(2)	delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	INDEMNIFICATION

21.1	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part 21.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Part 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may consider appropriate.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(I)	set the value for distribution of specific assets;

(2)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

23.	ACCOUNTING RECORDS AND AUDITOR

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

24.	NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(iii)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(iii)	in any other case, the delivery address of the intended recipient;

(3)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)

unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article

24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(])	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6	Undelivered Notices

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.	SEAL

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	PROHIBITIONS

26.1	Definitions

(1)	In this Part 26:

(i)	“security” has the meaning assigned in the Securities Act (British Columbia);

(ii)	“transfer restricted security” means:

(A)	a share of the Company;

(B)	a security of the Company convertible into shares of the Company;

(C)

any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

26.2	Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities

No shares shall be transferred without the prior consent of the directors expressed by a resolution of the board of directors and the directors shall not be required to give any reason for refusing to consent to any proposed transfer. The consent of the board of directors may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by a specific person or with such other restrictions or requirements as the directors may determine.

27.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE COMMON SHARES

The Common shares without par value (the “Common Shares”) shall have attached thereto the following special rights or restrictions:

27.1	Voting

The holders of the Common Shares shall be entitled to one vote in respect of each Common Share held by such holder at any annual or general meeting of the shareholders of the Company.

27.2	Dividends

The holders of the Common Shares shall in each year in the discretion of the directors be entitled, to the exclusion of any other class or series of shares then issued and outstanding in the capital of the Company, out of monies of the Company lawfully available for the payment of dividends, to dividends in such amounts as may be determined in the absolute discretion of the directors from time to time.

27.3. Liquidation, Dissolution or Winding-Up

Subject to the rights of the holders of the Preferred shares without par value, in the event of the liquidation, dissolution or winding-up of the Company whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the remaining property and assets of the Company shall be distributed to the holders of the Common Shares.

28.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE PREFERRED SHARES

The Preferred shares without par value (the “Preferred Shares”) as a class shall be subject to the following special rights or restrictions:

28.1	Issuable in Series

The Preferred Shares are issuable from time to time in one or more series, ranking equally on winding-up, to repayment of the amount paid up on such shares, and to carry and be subject to, as a class, the following special rights or restrictions:

(I)

the directors of the Company may by resolution duly passed before the issue of any Preferred Shares, alter the Notice of Articles and the Articles of the Company to fix the number of Preferred Shares in, and to determine the designation of the shares of, each series and to create, define and attach special rights and restrictions to the Preferred Shares of such series, including but without limiting or restricting the generality of the foregoing:

(a)	the provision, if any, with respect to the rights of holders of such series to receive notice of and to attend and vote at any general meeting of the Company;

(b)

the rights and obligations, if any, relating to the purchase or redemption by the Company of the Preferred Shares of such series and the consideration for and the terms and conditions of such purchase or redemption;

(c)	the right, if any, to convert any Preferred Shares of such series into shares of another class;

(d)	the terms and conditions of any share purchase plan or sinking fund; and

(e)	the restrictions, if any, respecting payment of dividends on any shares ranking junior to the Preferred Shares.

(2)

Subject to the provisions of the Business Corporations Act, the directors may, before the issuance of any shares of any series of Preferred shares, alter any determination made as to the maximum number of shares in such series and/or alter the special rights or restrictions attaching to that series of Preferred shares.

28.2	Ranking

The Preferred Shares shall rank on a parity with each other and with any other shares by their terms ranking equally therewith with respect to the payment of dividends and, on winding-up, repayment of the amount paid up on such shares of the Company, and shall rank prior to the Common Shares or any other shares ranking junior with respect to, on winding-up, repayment of the amount paid up on such shares.

29	SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO THE SERIES A NON-VOTING PREFERRED SHARES

The Series A Non-Voting Preferred Shares without par value (the “Series A Non-Voting Preferred Shares”) shall be subject to the following special rights or restrictions, in addition to the special rights or restrictions set forth in these Articles that are applicable to the Preferred Shares as a class, set forth below:

29.1	Definitions.

For the purposes of this Article, the following terms shall have the following meanings:

(1)

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933, as amended.

(2)

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in Canada or the United States or any day on which banking institutions in the Province of British Columbia or the State of New York are authorized or required by law or other governmental action to close.

(3)	“Buy-In” shall have the meaning set forth in Article 29.6(4)(d).

(4)

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security immediately prior to 4:00 p.m., New York City time, on the principal Trading Market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company.

(5)	“Commission” means the United States Securities and Exchange Commission.

(6)	“Common Shares” means the Company’s Common shares, without par value, and shares of any other class of securities into which such securities may hereafter be reclassified or changed.

(7)	“Conversion Shares” means, collectively, the Common Shares issuable upon conversion of the Series A Non-Voting Preferred Shares in accordance with the terms hereof.

(8)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(9)	“Holder” means a holder of Series A Non-Voting Preferred Shares.

(10)

“Merger Agreement” means the terms of the Agreement and Plan of Merger and Reorganization dated May 19, 2026, as amended, by and among the Company, Indigo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Indigo Merger Sub II, LLC, a Delaware limited company and wholly-owned subsidiary of the Company, and Mentari Therapeutics, Inc., a Delaware corporation.

(11)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(12)	“Trading Day” means a day on which the principal Trading Market is open for business.

(13)

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

29.2	Designation and Amount.

The series of Preferred Shares shall be designated as the Company’s Series A Non-Voting Convertible Preferred Shares (the “Series A Non-Voting Preferred Shares”) and the number of shares so designated shall be 4,013.

29.3	Dividends.

Holders shall be entitled to receive, and the Company shall pay, dividends on the Series A Non-Voting Preferred Shares (on an as-if-converted-to-Common-Shares basis, without regard to the Beneficial Ownership Limitation (as defined in Article 29.6(3) below)) equal to and in the same form, and in the same manner, as dividends (other than dividends on the Common Shares payable in the form of Common Shares) actually paid on the Common Shares when, as and if such dividends (other than dividends payable in the form of Common Shares) are paid on the Common Shares. Other than as set forth in the previous sentence, no other dividends shall be paid on Series A Non-Voting Preferred Shares, and the Company shall pay no dividends (other than dividends payable in the form of Common Shares) on the Common Shares unless it simultaneously complies with the previous sentence.

29.4	Voting Rights.

(1)

Except as otherwise provided herein or as otherwise required by the Business Corporations Act, the Series A Non-Voting Preferred Shares shall have no voting rights. However, as long as any Series A Non-Voting Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding Series A Non-Voting Preferred Shares: (i) alter or change adversely the special rights or restrictions attached to the Series A Non-Voting Preferred Shares or alter or amend the special rights or restrictions of the Preferred Shares set forth in these Articles, amend or repeal any provision of, or add any provision to, the Articles of the Company, or file any amendment to the Notice of Articles, if such action would adversely alter or change the special rights or restrictions provided for the benefit of the Series A Non-Voting Preferred Shares, regardless of whether any of the foregoing actions shall be by means of amendment to the Articles or by amalgamation, arrangement, subdivision, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further Series A Non-Voting Preferred Shares or increase or decrease (other than by conversion) the number of authorized Series A Non-Voting Preferred Shares, (iii) at any time while at least 30% of the originally issued Series A Non-Voting Preferred Shares remains issued and outstanding, (A) consummate (I) any Fundamental Transaction (as defined below) or (II) any amalgamation, merger or consolidation of the Company with or into another entity or any sale of shares to, or other business combination in which the shareholders of the Company immediately before such transaction do not hold at least a majority of the shares of the Company immediately after such transaction, (B) increase the size of the board of directors of the Company, (C) adopt, amend or repeal any written delegation of authority policy, corporate authority matrix or similar document, framework or schedule unless such adoption, amendment or repeal has been approved by the unanimous vote of the board of directors of the Company or (D) retain or replace the Company’s registered independent public accounting firm, independent compensation consultant or corporate counsel or (iv) enter into any agreement with respect to any of the foregoing. Holders of Common Shares acquired upon the conversion of Series A Non-Voting Preferred Shares shall be entitled to the same voting rights as each other holder of Common Shares.

(2)

Any vote required or permitted under Article 29.4(1) may be taken at a meeting of the Holders or through the execution of written consent resolution in lieu of such meeting, provided that the consent resolution is executed by Holders representing at least a majority of the outstanding Series A Non-Voting Preferred Shares.

(3)	Election of Directors. Notwithstanding any provision of Article 13 or Article 14:

(a)

At all times when at least 30% of the originally issued Series A Non-Voting Preferred Shares remains issued and outstanding, (i) the Holders of record of the Series A Non-Voting Preferred Shares, exclusively and voting together as a separate class on an as-converted to Common Shares basis, shall be entitled to elect two directors of the Company (the “Preferred Directors”); and (ii) the holders of record of the Common Shares and of any other class or series of voting stock (including the Series A Non-Voting Preferred Shares), exclusively and voting together as a single class on an as-converted to Common Shares basis, shall be entitled to elect the balance of the total number of directors of the Company; provided, however, for administrative convenience, the initial Preferred Directors may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Series A Non-Voting Preferred Shares without a separate action by the Holders of Series A Non-Voting Preferred Shares.

(b)

Any Preferred Director elected as provided in Article 29.4(3)(a) may be removed without cause by, and only by, the affirmative vote of the Holders of a majority of the Series A Non-Voting Preferred Shares, given either at a special meeting of such Holders duly called for that purpose or pursuant to a written consent of such Holders.

(c)

If the Holders of the Series A Non-Voting Preferred Shares fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to Article 29.4(3)(a) (and to the extent any of such directorships is not otherwise filled by a director appointed in accordance with the proviso in Section 29.4(3)(a)), then any directorship not so filled shall remain vacant until such time as the Holders of the Series A Non-Voting Preferred Shares fill such directorship in accordance with Section 29.4(3)(a).

(d)

At any meeting held for the purpose of electing a Preferred Director, the presence in person or by proxy of the Holders of a majority of the outstanding Series A Non-Voting Preferred Shares shall constitute a quorum for the purpose of electing such Preferred Director.

(e)	Each Preferred Director shall be entitled to three votes on each matter presented to the Board of Directors.

29.5	Rank; Liquidation.

(1)

The Series A Non-Voting Preferred Shares shall rank on parity with the Common Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

(2)

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Shares would receive if the Series A Non-Voting Preferred Shares were fully converted (disregarding for such purpose any Beneficial Ownership Limitations, as defined in Article 29.6(3) below) to Common Shares which amounts shall be paid pari passu with all holders of Common Shares, plus an additional amount equal to any dividends declared on but unpaid to such shares. If, upon any such Liquidation, the assets of the Company shall be insufficient to pay the Holders of the Series A Non-Voting Preferred Shares the amount required under the preceding sentence, then all remaining assets of the Company shall be distributed ratably to the Holders and the holders of Common Shares in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full. For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation unless the Company expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.

29.6	Conversion.

(1)

Conversion at Option of Holder. Subject to Article 29.6(3) and Article 29.6(4)(c), each Series A Non-Voting Preferred Share then outstanding shall be convertible, at any time and from time to time, at the option of the Holder thereof, into a number of Common Shares equal to the Conversion Ratio, subject to the Beneficial Ownership Limitation (each, an “Optional Conversion”). Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which an Optional Conversion shall be deemed effective (the “Conversion Date”) shall be the Trading Day that the Notice of Conversion, completed and executed, is sent via email to, and received during regular business hours by, the Company; provided, that the original certificate(s) (if any) representing such Series A Non-Voting Preferred Shares being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Company within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original certificate(s) (if any) representing such Series A Non-Voting Preferred Shares being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Company. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(2)

Conversion Ratio. The “Conversion Ratio” for each share of Series A Non-Voting Preferred Shares shall be 1,000 Common Shares issuable upon the conversion (the “Conversion”) of each Series A Non-Voting Preferred Share (corresponding to a ratio of 1,000:1), subject to adjustment as provided herein.

(3)

Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of any Series A Non-Voting Preferred Share, and a Holder shall not have the right to convert any portion of the Series A Non-Voting Preferred Shares pursuant to Article 29.6(1), to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion (as defined in this Article 29) with respect to the Series A Non-Voting Preferred Shares, such Holder (or any of such Holder’s Affiliates or any other Person who would be a beneficial owner of Common Shares beneficially owned by the Holder for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of Common Shares in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Holder and its Attribution Parties shall include the number of Common Shares issuable upon conversion of the Series A Non-Voting Preferred Shares subject to the Notice of Conversion, with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series A Non-Voting Preferred Shares beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Article 29.6(3), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Article 29.6(3), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Company that is filed with the Commission, or (C) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of Common Shares then outstanding. Upon the written request of a Holder (which may be by email), the Company shall, within two (2) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series A Non-Voting Preferred Shares, by such Holder or its Attribution Parties since the date as of which such number of outstanding Common Shares was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Holder to a percentage designated by notice to the Company or otherwise between 0% and 19.99% of the number of Common Shares outstanding or deemed to be outstanding as of the applicable measurement date, and such percentage shall be set at 19.99% for any Holder that does not make such designation by notice to the Company or otherwise. The Company shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company (email being sufficient), (i) the Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 19.99%, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) the Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, not to exceed 19.99%, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Article 29.6(3). Notwithstanding the foregoing, (x) at any time following notice of a Fundamental Transaction, the Holder may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company and (y) at any time that the beneficial ownership of Common Shares of a Holder (together with any of such Holder’s Attribution Parties) is equal to or less than 9.00% of the number of Common Shares outstanding as of any given date, then such Holder’s Beneficial Ownership Limitation shall automatically be set to 9.99%. The provisions of this Article 29.6(3) shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the Common Shares underlying the Series A Non-Voting Preferred Shares in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(4)	Mechanics of Conversion.

(a)

Delivery of Certificate or Electronic Issuance. Upon Conversion not later than two (2) Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Company of the original certificate(s) representing such Series A Non-Voting Preferred Shares being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Company shall either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of Series A Non-Voting Preferred Shares, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates for the Conversion Shares are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Company at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Company shall promptly return to such Holder any original Series A Non-Voting Preferred Shares certificate delivered to the Company and such Holder shall promptly return to the Company any Common Share certificates or otherwise direct the return of any Common Shares delivered to the Holder through the DWAC system, representing the Series A Non-Voting Preferred Shares unsuccessfully tendered for conversion to the Company.

(b)

Obligation Absolute. Subject to Article 29.6(3) and subject to Holder’s right to rescind a Notice of Conversion pursuant to Article 29.6(4)(a), the Company’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Non-Voting Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of such Conversion Shares. Subject to Article 29.6(3) and subject to Holder’s right to rescind a Notice of Conversion pursuant to Article 29.6(4)(a), in the event a Holder shall elect to convert any or all of its Series A Non-Voting Preferred Shares, the Company may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Non-Voting Preferred Shares of such Holder shall have been sought and obtained by the Company, and the Company posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series A Non-Voting Preferred Shares which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall, subject to Article 29.6(3) and subject to Holder’s right to rescind a Notice of Conversion pursuant to Article 29.6(4)(a), issue Conversion Shares upon a properly noticed conversion.

(c)

Cash Settlement. If, at any time after the initial issuance of the Series A Non-Voting Preferred Shares, the Company fails to deliver to a Holder such certificate or certificates, or electronically deliver (or instruct its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Article 29.6(4)(a) on or prior to the third (3rd) Trading Day after the Share Delivery Date applicable to such conversion, other than a failure caused by (i) materially incorrect or incomplete information provided by Holder to the Company or (ii) the application of the Beneficial Ownership Limitation, then, unless the Holder has rescinded the applicable Notice of Conversion pursuant to Article 29.6(4)(a), the Company shall, at the request of the Holder, pay an amount equal to the Fair Value (as defined below) of such undelivered shares, with such payment to be made within two Business Days from the date of request by the Holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion shall be extinguished upon payment in full of the Fair Value of such undelivered shares. For purposes of this Article 29.6(4)(c), the “Fair Value” of shares shall be fixed with reference to the last reported Closing Sale Price on the principal Trading Market on which the Common Shares are listed as of the Trading Day immediately prior to the date on which the Notice of Conversion is delivered to the Company. For the avoidance of doubt, the cash settlement provisions set forth in this Article 29.6(4)(c) shall be available irrespective of the reason for the Company’s failure to timely deliver Conversion Shares (other than a failure caused by (i) materially incorrect or incomplete information provided by Holder to the Company or (ii) the application of the Beneficial Ownership Limitation), including due to limitations set forth in Article 29.6(4)(f), due to applicable Trading Market rules.

(d)

Buy-In on Failure to Timely Deliver Certificates. If the Company fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Article 29.6(4)(a) (other than a failure caused by materially incorrect or incomplete information provided by Holder to the Company or the application of the Beneficial Ownership Limitation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the Series A Non-Voting Preferred Shares equal to the number of Series A Non-Voting Preferred Shares submitted for conversion or deliver to such Holder the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Article 29.6(4)(a). For example, if a Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series A Non-Voting Preferred Shares with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000. The Holder shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares upon conversion of the Series A Non-Voting Preferred Shares as required pursuant to the terms hereof or the cash settlement remedy set forth in Article 29.6(4)(c); provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the Series A Non-Voting Preferred Shares submitted for conversion for which such conversion was not timely honored and (ii) receive the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Article 29.6(4)(a).

(e)

Reservation of Shares Issuable Upon Conversion. The Company covenants that at all times it will reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of the Series A Non-Voting Preferred Shares, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Non-Voting Preferred Shares, not less than such aggregate number of Common Shares as shall be issuable (taking into account the adjustments of Article 29.7) upon the conversion of all outstanding Series A Non-Voting Preferred Shares. The Company

covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(f)

Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Series A Non-Voting Preferred Shares, no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional Common Shares that a Holder of Series A Non-Voting Preferred Shares would otherwise be entitled to receive shall be aggregated with all fractional Common Shares issuable to such Holder and any remaining fractional shares shall be rounded up to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Non-Voting Preferred Shares the Holder seeks to convert into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(g)

Transfer Taxes. The issuance of certificates for shares of the Common Shares upon conversion of the Series A Non-Voting Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such Series A Non-Voting Preferred Shares and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(5)

Status as Shareholder. Upon each Conversion Date, (i) the Series A Non-Voting Preferred Shares being converted shall be deemed converted into Common Shares and (ii) the Holder’s rights as a holder of such converted Series A Non-Voting Preferred Shares shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Article 29. In all cases, the Holder shall retain all of its rights and remedies for the Company’s failure to convert Series A Non-Voting Preferred Shares.

29.7	Certain Adjustments.

(1)

Stock Dividends and Stock Splits. If the Company, at any time while the Series A Non-Voting Preferred Shares are outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of the Series A Non-Voting Preferred Shares) with respect to the then outstanding Common Shares; (B) subdivides outstanding Common Shares into a larger number of shares; or (C) consolidates (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately after such event and of which the denominator shall be the number of Common Shares outstanding immediately before such event. Any adjustment made pursuant to this Article 29.7(1) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or consolidation.

(2)

Fundamental Transaction. If, at any time while the Series A Non-Voting Preferred Shares are outstanding, (A) the Company effects any amalgamation, merger or consolidation of the Company with or into another Person or any share sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or plan of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its

Common Shares are not exchanged for or converted into other securities, cash or property), (B) the Company effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer, exchange offer or issuer bid by the Company is completed pursuant to which more than 50% of the Common Shares not held by the Company are exchanged for or converted into other securities, cash or property, or (D) the Company effects any reclassification of the Common Shares or any compulsory share exchange (other than as a result of a dividend, subdivision or consolidation covered by Article 29.7(1)) pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of the Series A Non-Voting Preferred Shares each Holder shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one Common Share (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series A Non-Voting Preferred Shares following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall ensure that its authorized share structure includes a class or series of shares with the same special rights or restrictions and issue to the Holders new preferred shares consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred shares into Alternate Consideration. The terms of any agreement to which the Company is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Article 29.7(2) and ensuring that the Series A Non-Voting Preferred Shares (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Company shall cause to be delivered to each Holder, at its last address as it shall appear in the central securities register of the Company, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close. Notwithstanding anything to the contrary contained herein, any Parent Legacy Transaction (as defined in the Merger Agreement) and the transactions contemplated by the CVR Agreement (as defined in the Merger Agreement) shall not constitute a Fundamental Transaction.

(3)

Calculations. All calculations under this Article 29.7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Article 29.7, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares issued and outstanding.

29.8	Redemption.

The Series A Non-Voting Preferred Shares shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Company to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law, nor shall the foregoing limit the Holder’s rights under Article 29.6(4)(c).

29.9	Transfer.

A Holder may transfer any Series A Non-Voting Preferred Shares together with the accompanying rights set forth herein, held by such Holder without the consent of the Company; provided that such transfer is in compliance with applicable securities laws. The Company shall in good faith (i) do and perform, or cause to be done and performed, all such further acts and things, and (ii) execute and deliver all such other agreements, certificates, instruments and documents, in each case, as any holder of Series A Non-Voting Preferred Shares may reasonably request in order to carry out the intent and accomplish the purposes of this Article 29.9. The transferee of any Series A Non-Voting Preferred Shares shall be subject to the Beneficial Ownership Limitation applicable to the transferor as of the time of such transfer.

29.10	Series A Non-Voting Preferred Shares Register.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders in accordance with Article 29.11), a register for the Series A Non-Voting Preferred Shares, in which the Company shall record (i) the name, address, and electronic mail address of each holder in whose name the Series A Non-Voting Preferred Shares have been issued and (ii) the name, address, and electronic mail address of each transferee of any Series A Non-Voting Preferred Shares. The Company may deem and treat the registered Holder of Series A Non-Voting Preferred Shares as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Company shall keep the register open and available at all times during business hours for inspection by any holder of Series A Non-Voting Preferred Shares or his, her or its legal representatives.

29.11	Notices.

Any notice required or permitted by the provisions of this Article 29 to be given to a Holder of Series A Non-Voting Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of the Business Corporations Act, and shall be deemed sent upon such mailing or electronic transmission.

29.12	Book-Entry; Certificates.

The Series A Non-Voting Preferred Shares will be issued in book-entry form; provided that, if a Holder requests that such Holder’s Series A Non-Voting Preferred Shares be issued in certificated form, the Company will instead issue a share certificate to such Holder representing such Holder’s Series A Non-Voting Preferred Shares. To the extent that any Series A Non-Voting Preferred Shares are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

29.13	Lost or Mutilated Series A Non-Voting Preferred Shares Certificate.

If a Holder’s Series A Non-Voting Preferred Shares certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the Series A Non-Voting Preferred Shares so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

29.14	Waiver.

Any waiver by the Company or a Holder of a breach of any provision of this Article 29 shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Article 29 or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Article 29 on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Article 29. Any waiver by the Company or a Holder must be in writing. Notwithstanding any provision in this Article 29 to the contrary, any provision contained herein and any right of the Holders of Series A Non-Voting Preferred Shares granted hereunder may be waived as to all Series A Non-Voting Preferred Shares (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the Series A Non-Voting Preferred Shares then outstanding, provided, however, that the Beneficial Ownership Limitation applicable to a Holder, and any provisions contained herein that are related to such Beneficial Ownership Limitation, cannot be modified, waived or terminated without the consent of such Holder, provided further, that any proposed waiver that would, by its terms, have a disproportionate and materially adverse effect on any Holder shall require the consent of such Holder(s).

29.15	Severability.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

29.16	Status of Converted Series A Non-Voting Preferred Shares.

If any Series A Non-Voting Preferred Shares shall be converted or redeemed by the Company, such shares shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued. Any Series A Non-Voting Preferred Share so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, resume the status of authorized but unissued Preferred Shares and shall no longer be designated as Series A Non-Voting Preferred Shares.

[Remainder of Page Intentionally Left Blank]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SERIES A NON-VOTING CONVERTIBLE PREFERRED SHARES)

The undersigned Holder hereby irrevocably elects to convert the number of Series A Non-Voting Preferred Shares indicated below, represented in book-entry form, into Common shares without par value (the “Common Shares”), of INMED PHARMACEUTICALS INC., a British Columbia company (the “Company”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Articles of the Company (the “Articles”).

As of the date hereof, the number of Common Shares beneficially owned by the undersigned Holder (together with such Holder’s Attribution Parties), including the number of Common Shares issuable upon conversion of the Series A Non-Voting Preferred Shares subject to this Notice of Conversion, but excluding the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series A Non-Voting Preferred Shares beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Article 29.6(3) of the Articles, is %. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

CONVERSION CALCULATIONS:

Date to Effect Conversion:
Number of Series A Non-Voting Preferred Shares owned prior to Conversion:
Number of Series A Non-Voting Preferred Shares to be Converted:
Number of Common Shares to be Issued:
Address for delivery of physical certificates:

For DWAC Delivery, please provide the following:

Broker No.:

Account No.:

[HOLDER]

By:
Name:
Title: